Exhibit 10.17

Account #:

U.S. Small Business Administration Note

Paycheck Protection Program

SBA Loan #	7043038001
SBA Loan Name	MDxHealth, Inc.
Date	6/30/2020
Loan Amount	$ 2316400.00
Interest Rate	1.0 Percent Per Year
Borrower	MDxHealth, Inc.
Lender	Customers Bank

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of $ 2316400.00 .00, interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Loan” means the loan evidenced by this Note.

“PPP” means the Paycheck Protection Program authorized under the SBA 7(a) Loan Program and the CARES Act.

“SBA” means the Small Business Administration, an Agency of the United States of America.

3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender or SBA designates. The payment terms for this Note are:

NOTE TERMS:

Maturity: This Note will mature 5 years from date of Note.

Repayment Terms:

The interest rate is 1.0% per year. The interest rate may only be changed in accordance with SOP 50 10, the CARES Act, or guidance established by the SBA or U.S. Treasury.

Payments of the Loan shall be deferred until the date on which the amount of forgiveness determined under Section 1106 of the CARES Act is remitted to the Lender. If Borrower fails to apply for forgiveness within 10 Months after the last day of the Covered Period, principal and interest payments will commence 10 months from the last day of the Covered Period. Borrower must pay principal and interest payments every month, beginning on the dated described above; payments must be made on the same day as the date of the Note in the months they are due. Interest shall continue to accrue during the deferment.

Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current and will apply any remaining balance to reduce principal.

This Loan is made under the provisions of the PPP, 7(a) Loan Program and the CARES Act. The principal under this Note may be reduced or forgiven in accordance with the loan forgiveness provisions of the CARES Act and regulations or requirements established by SBA and the U.S. Treasury. The principal of this Note is not deemed forgiven or reduced until documented in a writing, signed by Lender or the SBA. Interest under this loan will not be forgiven but payments for interest may be made by SBA.

Lender shall notify Borrower of its determination of debt forgiveness and of any remaining balance which shall continue to be due and owing under the Note (the “Remaining Obligations”). The Remaining Obligations plus interest will be fully amortized over the remaining term of this Note. Lender will determine the amount of the monthly payment using this calculation and will notify the Borrower of such payment amount.

BORROWER AGREES THAT THE MONTHLY PRINCIPAL AND INTEREST PAYMENTS PROVIDED BY LENDER TO BORROWER TO SATISFY THE REMAINING OBLIGATIONS SHALL BE BINDING UPON THE BORROWER AND GIVEN THE SAME LEGAL EFFECT AS IF THE SPECIFIC AMOUNT OF THE PRINCIPAL AND INTEREST PAYMENTS WERE SET FORTH IN THIS NOTE.

Loan Prepayment:

No prepayment fee will be due under the terms of this Note.

All remaining principal and accrued interest is due and payable 5 years from date of Note.

4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A.	Fails to do anything required by this Note;

B.	Defaults on any other loan with Lender;

C.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

D.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

E.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

F.	Fails to pay any taxes when due;

G.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

H.	Has a receiver or liquidator appointed for any part of their business or property;

I.	Makes an assignment for the benefit of creditors;

J.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

K.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

L.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from Borrower;

C.	File suit and obtain judgment;

6.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

B.	Release anyone obligated to pay this Note;

7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower includes the successors of Borrower, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

D.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

E.	If any part of this Note is unenforceable, all other parts remain in effect.

F.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee.

10.	DISCLOSURES

A.	This Loan is made under the terms and conditions of the PPP and SBA 7(a) Loan Program and shall be subject to current and future regulations, guidance, statutory provisions or rules governing the PPP or SBA 7(a) Loan Programs.

B.	Forgiveness of principal under this Loan may only granted in accordance with the PPP and the CARES Act, Lender has made no promise, guarantee, or representation to Borrower regarding forgiveness of the principal or accrued interest under this Loan and Borrower may not rely on any statement or representation from Lender with respect to loan forgiveness. Borrower understands that forgiveness is only available for principal that is used of the limited purposes that qualify for forgiveness under SBA requirements.

C.	The Paycheck Protection Program Borrower Application Form (SBA Form 2483) contains certain statements, including the Statements Required by Law and Executive Orders and the Debarment and Suspension Executive Order and by executing below the Borrower is confirming to have read and understood the statements included in the Application Form.

D.	Borrower understands and acknowledges that not more than 40% of the amount forgiven can be attributable to non-payroll costs.

E.	Borrower understands and agrees that forgiveness is not automatic and Borrower must request it.

11.	CERTIFICATIONS

By signing below, Borrower certifies, represents, warrants, and agrees:

A.	All certifications, authorizations, and representations made by Borrower and/or the authorized representative of Borrower in the Paycheck Protection Program Borrower Application Form (SBA Form 2483) submitted to Lender remain true and accurate as of the date of this Note.

B.	The proceeds of such Loan are intended to be used for payroll costs; costs related to the continuation of group health care benefits during periods of paid sick, medical, or family leave, and insurance premiums; employee salaries, commissions, or similar compensations; payments of interest on mortgage obligations (which shall not include any prepayment of or payment of principal on a mortgage obligation); rent (including rent under a lease agreement); utilities; interest on any other debt obligations that were incurred before February 15, 2020, and as otherwise permitted under the CARES Act, as amended and/or modified.

C.	No parts of the proceeds of such Loan will be used for personal, family or household purposes.

D.	The undersigned is exercising and will continue to exercise actual control over the managerial decisions of the Borrower concerning the use of funds and/or credit to be derived from the Loan.

E.	The undersigned hereby agrees to promptly correct any defect, error or omission, or provide any documentation requested or required, upon request of Lender or SBA, which may be discovered in the contents of any loan documentation, the application or in the execution or acknowledgment thereof, and will execute, or re-execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or reasonably requested by Lender to satisfy the terms and conditions of this Loan, and/or the requirements of PPP, SBA, or Treasury, as applicable.

F.	The execution of this Note and any related loan documents prior to completion of all of Lender’s conditions may be permitted as an accommodation to Borrower. Lender shall not be obligated to fund the Loan until Lender receives and satisfies all of its loan conditions and requirements under applicable rule or law and receives all documents it deems necessary, including but not limited to the satisfactory evidence and documentation of payroll costs supporting the requested Loan and any forms to be completed by Lender, including SBA Form 2484.

G.	If the Borrower is an entity, the undersigned is authorized and empowered to execute and deliver this Note to Lender, any required corporate or company action necessary to authorize the Loan has been duly completed or performed, and the actions taken herein are hereby ratified and confirmed.

12.	STATE-SPECIFIC PROVISIONS:

13.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

BORROWER:

MDxHealth, Inc.

By:	/s/ Ron Kalfus
Ron Kalfus, CFO